Exhibit 15

Acknowledgment of Independent Registered Public Accounting Firm

November 4, 2015

The Board of Directors
PrivateBancorp, Inc.

We are aware of the incorporation by reference in the following Registration Statements of PrivateBancorp, Inc. (the "Company") of our report dated November 4, 2015 relating to the unaudited consolidated financial statements of the Company that are included in its Form 10-Q for the three- and nine- month periods ended September 30, 2015:

•
Registration Statement (Form S-8 No. 333-197918) pertaining to the PrivateBancorp, Inc. Amended and Restated 2011 Incentive Compensation Plan, PrivateBancorp, Inc. 2007 Long-Term Incentive Compensation Plan, PrivateBancorp, Inc. Strategic Long-Term Incentive Compensation Plan, PrivateBancorp, Inc. Incentive Compensation Plan, PrivateBancorp, Inc. Amended and Restated Stock Incentive Plan and PrivateBancorp, Inc. Deferred Compensation Plan;

•
Registration Statement (Form S-8 No. 333-174840) pertaining to the PrivateBancorp, Inc. 2011 Incentive Compensation Plan, PrivateBancorp, Inc. 2007 Long-Term Incentive Compensation Plan, PrivateBancorp, Inc. Strategic Long-Term Incentive Compensation Plan, PrivateBancorp, Inc. Incentive Compensation Plan, PrivateBancorp, Inc. Amended and Restated Stock Incentive Plan and PrivateBancorp, Inc. Deferred Compensation Plan;

•	Registration Statement (Form S-8 No. 333-166070) pertaining to the PrivateBancorp, Inc. Savings, Retirement and Employee Stock Ownership Plan;

/s/ Ernst & Young LLP
ERNST & YOUNG LLP

Chicago, Illinois